Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

Event Date/Time: Mar. 10. 2009 / 10:30AM ET

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Mar. 10. 2009 / 10:30AM ET, CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

CORPORATE PARTICIPANTS

William Walljasper

Casey’s General Stores - CFO & SVP

CONFERENCE CALL PARTICIPANTS

Megan O’Hara

FBR - Analyst

Alex Visell

FTN Capital Markets - Analyst

Karen Howland

Barclays Capital - Analyst

Mike Smith

Kansas City Capital - Analyst

Ben Brownlow

Morgan Keegan - Analyst

Anthony Lebiedzinski

Sidoti & Company - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the third quarter 2009 Casey’s General Stores earnings conference call. My name is Ann, and I will be your coordinator for today’s call. (Operator Instructions). As a reminder, this conference is being recorded. At this time, all participants are in listen-only mode. We will be facilitating a question-and-answer session toward the end of the presentation.

I would now like to turn the presentation over to Mr. Bill Walljasper, Chief Financial Officer. Please proceed, sir.

William Walljasper - Casey’s General Stores - CFO & SVP

Good morning, and thank you for joining us to discuss Casey’s results for third quarter fiscal 2009 ended January 31st. I’m Bill Walljasper, Chief Financial Officer. Bob Myers, President and Chief Executive Officer, is also here. I hope all of you had an opportunity to see the press release. If you haven’t, please let me know, and I will make sure a copy is forwarded to you.

Before I begin, I would remind you that certain statements may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As discussed in the press release and the 2008 Annual Report, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

I will take a few minutes to summarize the quarter and then open for questions. As all of you have seen, the Company had a record third quarter, with earnings per share from continuing operations of $0.28 compared to $0.26 a year ago. Year to date earnings from continuing operations were $1.38 compared to $1.39 last year. This strong earnings performance is driven by a decrease in operating expenses and solid gains inside our stores. I will go over each category in more detail on what is driving these improvements. In the first part of the quarter in gasoline, we experienced a rapid decrease in the cost of gasoline. Generally in a declining cost environment, there’s an opportunity to expand the gasoline margin, as retail prices tend to lag this downward movement.

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Mar. 10. 2009 / 10:30AM ET, CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

However, we experienced a rapid adjustment in retail prices in response to the sharp decline, which put pressure on our margin. Gasoline costs did begin to stabilize toward the end of the quarter, which allowed margin improvement to partially offset the earlier pressure. The result was a third quarter margin of $0.099 per gallon compared to $0.135 a year ago in the same period. This margin differential would have represented about $0.14 decrease in earnings per share. Year to date, our gas margin is $0.131 per gallon compared to $0.143 during the first nine months of last year. Total gallons sold in the quarter were up 3.5% to 307.4 million. Same-store gallons sold in the third quarter were up 2.1%.

The average retail price of gasoline in the quarter decreased over 40% to $1.73 a gallon compared to $2.89 a year ago. Same-store gallons in February are flat to slightly positive. However, we are comparing to a month last year with an extra day due to Leap Year. This extra day represents approximately 3%. The margin in February is above our annual goal of $0.108 per gallon. In the grocery and other merchandise category, sales continued to be solid and the overall margin is improving. For the third quarter, total sales were up 7.7% to 231.3 million, with an average margin of 32.9%, up over 100 basis points from the same period last year. Same-store sales in the quarter rose 6.5%, while gross profit rose over 11% to 76.1 million. Year to date, same-store sales are up 5.3% with an average margin of 33.6%, well ahead of our annual goal and up 60 basis points.

The performance in this category is related to increased sales in higher margin items, primarily in the coolers. We are very pleased with the gains that we have been able to achieve in this category, especially in light of the difficult economic conditions. Same-store sales in February continued to be solid. The prepared food and fountain category continues to perform exceptionally well. Total sales in the quarter were up over 10.4% to 81 million, and up 11.6% year to date. Same-store sales in the third quarter were up 8.1%, with an average margin of 61.8%, down from the record margin a year ago in the third quarter. This is primarily due to increases in product costs that we were able to pass on to maintain gross profit dollars, but not margin. However, the margin did increase sequentially from the second quarter by about 120 basis points.

As the press release indicated, we were able to take advantage of lower commodity costs and lock in the price of cheese through October 2009. The average all-in cost of this forward buy of cheese is $1.68 per pound. Going forward, we anticipate to show margin improvement given the favorable cheese cost comparisons. Year to date, sales were up 11.6% while gross profit climbed to 155.1 million. Same-store sales for the nine months rose 9.9%. The gains that we experienced were related to strong sales across the category and strategic price increases. Price increases represent approximately 4% of the same-store sales reported. The strong same-store sales trend continues in February. For the quarter, operating expense were down 1.4% to 118.9 million, driven by lower credit card fees, decreased fuel expense and lower insurance costs. Due to the lower retail gas prices and slowing credit card utilization, credit card fees dropped about 2.2 million in the quarter.

During the same period, the cost of diesel fuel decreased approximately 30%, and insurance expense was down primarily due to the tanker accident we experienced last year in the third quarter. Given the lower gasoline price environment, we anticipate a continued favorable environment over the next several quarters. Operating expenses for the year are up 5.9%. Without the unusual flood-related charge that we incurred in the first quarter, operating expenses would be up approximately 5.1%. Our balance sheet continues to be strong. At the end of the quarter, cash and cash equivalents were 127.5 million, and shareholders equity rose to 708.7 million, up 61.3 million from the end of last fiscal year. We continue to pay down debt. Long-term debt net of current maturities was down 12.3 million to 169.1 million.

At the end of the quarter, our average long-term debt to average total capital ratio was about 26%. On the income statement, total revenue in the quarter was down 26.5% to 848.8 million, due to a 40% decrease in the retail price of gasoline from a year ago. As indicated previously, same-store gallons are positive and sales inside the store remain strong. The number of basic shares outstanding in the quarter was 50,809,645, and the diluted share count was 50,957,853. We generated 102.8 million of cash flow from operations. Capital expenditures were 107.4 million, up from 70.4 million last year due to increased construction and store growth. This quarter, we opened three new store constructions and completed three acquisitions. Year to date, we have seven new stores open and 14 acquisitions. Our store count at the end of this quarter was 1,469 corporate stores.

That completes my review of the quarter. We’ll now go ahead and take questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). And the first question comes from the line of Megan O’Hara with Friedman Billings Ramsey. Please proceed.

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Mar. 10. 2009 / 10:30AM ET, CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

Megan O’Hara - FBR - Analyst

Hi, congratulations on a great quarter.

William Walljasper - Casey’s General Stores - CFO & SVP

Thanks, Megan.

Megan O’Hara - FBR - Analyst

Just to start, we were hoping you could comment on how gas margins are trending in the current quarter.

William Walljasper - Casey’s General Stores - CFO & SVP

I believe I might have made a quick comment on that in my narrative. So far in February, they are trending above our annual goal, and that would be the extent of how far I could give you any margin tye of guidance.

Megan O’Hara - FBR - Analyst

Okay, and then also could you provide some color on current consumer behavior? Are you seeing any trading down within the stores?

William Walljasper - Casey’s General Stores - CFO & SVP

In certain products, Megan, we are seeing a trade-down or a shift. Certainly in the beer category we do see some trading down into what I will call some lower tier brands. We’ve also experienced that over the last several quarters with the cigarette category, that we have seen some people — as the retail price of cigarettes increases, we have seen some people trade down from the premium brands into the mid-tier or lower tier brands of cigarettes. But outside of that, we are still seeing some very nice same-store sales movement within the store.

Megan O’Hara - FBR - Analyst

Okay. And then also, we were hoping you could help us better understand the pending excise tax on cigarettes and what the impact will be on the gross profit line.

William Walljasper - Casey’s General Stores - CFO & SVP

Sure. Yes, that’s a very common question. As everybody knows, the Federal Excise Tax goes into effect April 1st. It will be a $0.61 per pack increase. I can tell you this, Megan, we’ve dealt with a number of tax increases over my 19 years with the Company, but all of these have been state tax increases. So quite honestly, we’ve never seen a tax increase of this magnitude across our operating area. However, one of several things will probably happen in regards to this tax increase. I mean, I somewhat alluded to that in an earlier question. But as the retail price of cigarettes increases, the consumer behavior will do one of several things. Either one, they’ll give up smoking, so will you seen unit movement decrease; and that certainly is an option. They’ll either trade down to a mid-tier or lower tier brand of cigarettes, or we have seen a shifting from some of our cigarette customers over to smokeless tobacco.

So we are seeing a significant movement in the — in that particular category. With respect to the gross profit line that you mentioned, we’re in a situation where about half of our stores are in fair trade states, another half obviously in non-fair trade states; so we do have some states where there are state minimums that apply. So it may not be as impactful for us as maybe some of our peers that are in different states where they do have non-fair trade. So in the states of Illinois, Missouri, and Kansas, we’ll have to kind of wait and see to see where the mark takes those — and those would be our non-fair trade states. So I don’t believe it will be a significant impact to the gross profit. Unit volumes certainly could be off in relationship to that. I can tell you, Megan, that through the first nine months of this fiscal year, our carton movement actually is positive. So we are somewhat bucking the trend with respect to that particular category. Hopefully, that answers your question.

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Mar. 10. 2009 / 10:30AM ET, CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

Megan O’Hara - FBR - Analyst

Yes, that’s very helpful. In looking at credit card fees on an absolute dollar amount, we would have thought they’d be down more, given the gas price decline. We calculated, as you said, the 40% year-over-year gas price decline. We were just wondering why we aren’t seeing the same order of magnitude there with the credit card fees?

William Walljasper - Casey’s General Stores - CFO & SVP

Well, you still have transactions. I mean, it’s one thing to have the retail price of gasoline come off 40%, but transactions didn’t go negative necessarily of course. We still have an increase in transactions, so that’s probably creating a little bit of a disconnect in some of your calculations.

Megan O’Hara - FBR - Analyst

Okay.

William Walljasper - Casey’s General Stores - CFO & SVP

But I will say that transactions — we look at it a couple different ways. First of all, if you take a look at that $850 million revenue line that we reported, roughly about 46% of the sales come through credit cards. That’s down from 52% just in the first quarter. But if you look just at transactions — so people actually making a transaction in our store — we are now — that has de-accelerated quite a bit. It’s still positive. We’re tracking in the upper single digits right now, and that has been down from as high as 20 to 30% transaction increases. So we’re definitely headed in the right direction, and that’s why you have a sense of optimism in my voice with respect to the favorable conditions and operating expenses over the next, probably, two to three quarters.

Megan O’Hara - FBR - Analyst

Okay. And finally, just how should we think about the growth rate in wages in absolute dollar terms, and then the other expenses line going forward?

William Walljasper - Casey’s General Stores - CFO & SVP

Well, obviously, barring no other changes in our business going forward, operating expenses really is in several buckets. We talked about credit card fees already, but the major bucket is going to be the wage line. It represents a little over half of our total operating expense. We’ve been tracking around 4, 4.5% same-store wages for quite some time. I would probably consider that to be a relatively good run rate, somewhere in that 4 to 4.5%. And then any type of unit growth above that, certainly you are going to have to factor that into your OpEx calculations going forward.

But fuel expense, Megan, I mentioned that in my opening comments. It also was mentioned in the press release. Going forward, certainly we are going to be in a much more favorable comparison with diesel fuel costs — and that’s for our fleet, the expense to operate our fleet. Just to give you a few points of data here with respect to diesel, Q4 of 2008 that we’re comparing against currently, the average cost of diesel was about $3.80 a gallon last year. We’re tracking roughly about $2.18 right now. In Q1 of 2009 it was $4.31. In Q2 of 2009, about $3.50. So you can see that going forward the next three quarters we are in a much more favorable comparison.

Megan O’Hara - FBR - Analyst

Okay, great. That’s it for me. Thank you.

William Walljasper - Casey’s General Stores - CFO & SVP

Thanks, Megan.

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Mar. 10. 2009 / 10:30AM ET, CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

Operator

And the next question comes from the line of Chuck Cerankosky with FTN Equity Capital Markets. Please proceed.

Alex Visell - FTN Capital Markets - Analyst

Good morning. This is actually Alex [Visell]. I’m sitting in for Chuck.

William Walljasper - Casey’s General Stores - CFO & SVP

Hi, Alex.

Alex Visell - FTN Capital Markets - Analyst

First of all, congratulations on a great quarter.

William Walljasper - Casey’s General Stores - CFO & SVP

Thank you very much.

Alex Visell - FTN Capital Markets - Analyst

I had a couple of questions for you here. As the price of gasoline has come down dramatically, how has that affected the consumer’s willingness to fill up their tanks?

William Walljasper - Casey’s General Stores - CFO & SVP

Great question, Alex. When I look at the average gallons per transaction — I’ll go back to the middle of the summer when gas retail price was very high. We’ve actually seen a significant uptick in the amount of gallons per transaction with a lower retail. That does several things. It obviously, in my mind, creates a little bit greater consumer confidence with lower retails. Certainly it frees up some discretionary income that they may utilize inside the store, and I think that’s somewhat reflected by the same-store sales we reported earlier; but the other thing, certainly that — as they fill up more gas per transaction, for that particular destination item, it may be longer in between their fill-ups. So actually same-store customer count was off slightly in the quarter; but people are still — when they’re at the store filling up, they’re still coming inside and buying their normal product that they normally buy, whether that’s a cup of coffee, a doughnut, cigarettes, or whatever the the case may be. But we are definitely seeing an uptick in gallons per transaction.

Alex Visell - FTN Capital Markets - Analyst

Okay. I guess one thing that wasn’t touched on so far is the acquisition environment.

William Walljasper - Casey’s General Stores - CFO & SVP

Yes.

Alex Visell - FTN Capital Markets - Analyst

And so maybe if you could just briefly discuss that.

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Mar. 10. 2009 / 10:30AM ET, CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

William Walljasper - Casey’s General Stores - CFO & SVP

Yes, absolutely. Certainly, we’re behind our goal in the acquisition arena. I’ll kind of take that in a couple of different directions. First of all, we never did articulate a specific acquisition goal. It was a unit growth goal, which would be a combination, obviously, of the new stores with the acquisition; and roughly by the end of the year, we should have somewhere around 17 new stores open and operational. And then we’ll probably have several — maybe somewhere in the neighborhood of four to six filter over into the early part of the first quarter of next fiscal year. But the acquisition environment certainly is slow. We are seeing — I mean, I do have some cautious optimism in regards to acquisitions. We are seeing multiples come down from the period, oh, roughly about six months ago. So I’m encouraged by that.

We have quite a few numbers that we’re looking at under review. When I say quite a few, certainly that is — we’ve never given that number out so I don’t want to give a number specifically; but I’m encouraged by the number, put that it way. And when I say under review, what I mean by that would be that these are acquisition targets that have shown a willingness to have conversations with us and share their financials; and to their point, some of those are under negotiations. So I do have some optimism. I think there are significant long-term opportunities there as long as we’re patient. I mean, we certainly have return on invested capital goal that we need to be cognizant of and don’t want to necessarily go out and jeopardize that goal. So that’s about the extend I could report on that, Alex.

Alex Visell - FTN Capital Markets - Analyst

Okay. And then I guess just one question here, or a couple questions on the tobacco category. You know, obviously with the sharp increases in taxes there’s going to be — I would suspect there will be some distortion in your monthly sales trends?

William Walljasper - Casey’s General Stores - CFO & SVP

Yes, I think that’s pretty intuitive. I think you are right on point there. Typically, what we see by tax increases on the states — I think this will certainly transfer over to the Federal tax — is the consumers out there that smoke know it’s going to go into effect April 1. You may see a - oh, I will call it a filling of the pantry, so to speak, that they will go out and try to load up on cigarettes prior to that tax increase coming forward. So that may skew some results in that regard. You are exactly right. And certainly if they do, I will call that out in the next conference call to try to normalize that for everybody.

Alex Visell - FTN Capital Markets - Analyst

Any sense of the magnitude?

William Walljasper - Casey’s General Stores - CFO & SVP

No, I really don’t because we’ve never really been through a tax increase of this magnitude across our marketing area, so it would be a guess at best in this regard.

Alex Visell - FTN Capital Markets - Analyst

Okay, and then maybe just one more. How important is the tobacco category as a destination item?

William Walljasper - Casey’s General Stores - CFO & SVP

Well, certainly it’s arguably the number two destination item of our business, and probably arguably the number two destination item of most convenience stores — gasoline obviously being the number one. Certainly that creates certainly some thoughts internally that represents roughly somewhere 8 to 10% of the total revenue, depending on where the retail price of gas is, but — so it’s a big category for us. And obviously, when they come in to buy cigarettes they’re buying other product in the store as well. So — as I mentioned previously, we are fortunate that we actually are seeing positive unit movement through the first nine months. That could come off, and we anticipate that coming off, as that Federal tax increase flushes out. So it certainly is something we’re keeping our eye on.

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FINAL TRANSCRIPT

Mar. 10. 2009 / 10:30AM ET, CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

Alex Visell - FTN Capital Markets - Analyst

All right. Thank you very much and congratulations again.

William Walljasper - Casey’s General Stores - CFO & SVP

Thanks, Alex.

Operator

And the next question comes from the line of Karen Howland with Barclays Capital. Please proceed.

Karen Howland - Barclays Capital - Analyst

Good morning. If I can just kind of go into a little bit more on the cigarette and the tax impact, you said it’s 8 to 10% of your total sales, so that’s about 35 to 40% of your grocery sales, right?

William Walljasper - Casey’s General Stores - CFO & SVP

Yes, that’s correct. That’s about right. Now, inside the store, if you blend in prepared foods, Karen, it’s about 30%; but yes, you are right on point.

Karen Howland - Barclays Capital - Analyst

Right. And so just thinking about how, you know, between comps and the margin on the grocery, presumably if 40% of your sales are seeing — it will see a 15% increase in comp —

William Walljasper - Casey’s General Stores - CFO & SVP

Yes, when we —

Karen Howland - Barclays Capital - Analyst

Right, if I assume the average pack costs $4 and you are adding $0.61 on top of that?

William Walljasper - Casey’s General Stores - CFO & SVP

Yes, you are right on point, kind of right along what Alex is talking about. When you look at same-store sales going forward, there will be a little bit of a skew factor with respect to that, and that’s something that we would plan on flushing out to kind of normalize what part of that same-store sale increase that we experienced going forward would be from the tax increase.

Karen Howland - Barclays Capital - Analyst

And would you expect that you’ll flush that out on a monthly basis or just on the quarterly reports?

William Walljasper - Casey’s General Stores - CFO & SVP

Well, the initial thought was going to be on the quarterly report, but I tell you what we’ll do. We’ll certainly have some conversations internally and flush that out. I don’t think there should be any reason that we shouldn’t be able to flush that out on a monthly. It might be a little misleading because of some of the timing issues associated with when we report same-store sales in relationship to the tax increase when it goes effect. So that’s why we’re leaning towards the quarter.

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FINAL TRANSCRIPT

Mar. 10. 2009 / 10:30AM ET, CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

Karen Howland - Barclays Capital - Analyst

Okay, and then if I think about the cheese impact, just going back to that, I mean, that will completely net out in the gross profit, right? So you shouldn’t expect to make any additional gross profit dollar on that?

William Walljasper - Casey’s General Stores - CFO & SVP

Yes. Here’s kind of a way to look at the cheese. We —

Karen Howland - Barclays Capital - Analyst

No, no, I’m sorry, I apologize. I meant on the tax increase with grocery. That’s going to — it will be an increase to dollars, decrease to margin; so net-net, gross profit dollars will be — assuming there’s no impact to volumes — flat.

William Walljasper - Casey’s General Stores - CFO & SVP

Yes.

Karen Howland - Barclays Capital - Analyst

Okay. And then on the cheese side of things, I think you said it was locked in at $1.68.

William Walljasper - Casey’s General Stores - CFO & SVP

Yes —

Karen Howland - Barclays Capital - Analyst

Can you remind us what the cheese price you experienced this past year was?

William Walljasper - Casey’s General Stores - CFO & SVP

What period of time are you looking for? The third quarter was about $1.79. Here’s probably the way to look at it, Karen — here’s, I think, a good way to look at it. Going forward, at least through October, the average cost of cheese all in — that includes transportation and processing — is about $1.68 a pound. What we will be comparing against going forward in Q4 will be about $2.09 from a year ago, $2.25 a pound in Q1 of 2009, and $2.10 in Q2 of 2009. And roughly, we purchased about 11 million pounds on an annual basis of cheese; and the impact of about a $0.10 swing is about 30 to 35 basis points in the overall prepared food margin. I think that should be the metrics to get you kind of as to what the margin potential impact may be.

Karen Howland - Barclays Capital - Analyst

That’s what I was looking for. And if I could ask one other follow-up about your acquisitions — the acquisition environment — it seems like for the past seven, eight quarters now, we’ve been talking about how the acquisition environment is not particularly favorable for various reasons. When do you think you actually switch the focus from acquisitions — because that, I think, has always been primarily your stated growth vehicle — to more new store openings, if the acquisition environment remains — people are expecting higher multiples, or for whatever reason?

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Mar. 10. 2009 / 10:30AM ET, CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

William Walljasper - Casey’s General Stores - CFO & SVP

Yes, that’s a great question, Karen. Hear is how I would answer. Right right now we are currently in the capital budgeting process for fiscal 2010. And that’s part of that thought process. For us, I think we’re going to need to have maybe a few more data points behind us with respect to the new o-style store that we just started opening back last fall. Also, when we replace stores, we’re replacing stores with this new store design concept, and also we are looking to have a — what I will call a major remodel program with respect to this new store concept. So I think when we get a few more data points behind us, that would give us confidence that this new store design is certainly a significant driver of return on invested capital, and I think that would be the trigger point for us. So you may see an acceleration of new stores next year in relationship to what we have in the past several years, but we want to be cautious about that because this new design is not going to work everywhere. And we certainly don’t want to make a mistake of any magnitude and find out at some later date that perhaps this new store design doesn’t work in certain types of communities. So we’re proceeding there very diligently in that regard.

Karen Howland - Barclays Capital - Analyst

And how many centers do you have in the new store design?

William Walljasper - Casey’s General Stores - CFO & SVP

I’m sorry, Karen? I couldn’t hear the question.

Karen Howland - Barclays Capital - Analyst

Oh, gosh, I’m sorry. How many centers do you have done in the new store design?

William Walljasper - Casey’s General Stores - CFO & SVP

Well, by the end of this fiscal year, we are going to have roughly about 35 to 40 of these locations up and operational. That will include new store construction, the replacements, and also the remodels. So as we head into the — what I will call the heavy season for our business, the Q1 and Q2 — that should give us a little better information of how these stores will do on a seasonal basis, because keep in mind one of the changes that we had in the new store design was going from roughly a 9-door cooler set to a 14-door cooler set, and some of those items in the cooler are heavy sales items within Q1 and Q2. So we just want to make sure that that concept is going to work going forward. We’re encouraged by the preliminary results, however.

Karen Howland - Barclays Capital - Analyst

Great, thank you very much.

William Walljasper - Casey’s General Stores - CFO & SVP

Thanks, Karen.

Operator

And the next question comes from the line of Mike Smith with Kansas City Capital. Please proceed.

Mike Smith - Kansas City Capital - Analyst

Well, good morning, Bill.

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Mar. 10. 2009 / 10:30AM ET, CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

William Walljasper - Casey’s General Stores - CFO & SVP

Mike, how are you doing?

Mike Smith - Kansas City Capital - Analyst

I’m doing great, and you are doing even better.

William Walljasper - Casey’s General Stores - CFO & SVP

Thank you.

Mike Smith - Kansas City Capital - Analyst

Can you go into the margins on the food and fountain a little bit more? For instance, I understand part of it is probably cheese, but you mentioned, I think, in your prepared remarks new products.

William Walljasper - Casey’s General Stores - CFO & SVP

Oh, not new product, but product cost increases. So when you look at the margin, yes, we were down about 120 basis points from the third quarter year ago. I mean, a little bit of that was the cheese cost, but not very much. I mean, we actually had a pretty good January to bring the actual average cheese down in the third quarter. So a little bit of that differential is due to cheese cost, a little bit has to do with stale factor. But what happened was, we had such a significant increase in costs over the last year, we were able to take price increases to offset those from a gross profit dollar, but just not enough price increases to offset and maintain the margin. And these product costs — I mean, it ran the gamut in the category. It wasn’t necessarily segregated into one particular subcategory. It was weighted a little bit more to the pizza line, but you also include supplies into that as well. You have your cups and boxes and your straws. And we had that cost increase that we had back when the diesel fuel cost was so high.

Mike Smith - Kansas City Capital - Analyst

Another question I had, it kind of goes back to your new box, the 4,000 square foot variety. Will that move you to more urban areas, or will there be any change as a result of the fact that the box is bigger and might require a wider area to draw from?

William Walljasper - Casey’s General Stores - CFO & SVP

Well, that’s exactly what we’re trying to get our arms around here, because I’m not sure that that particular design will work in every location; and when I say every location, that would be a ranging from population of 500, 600 people up to 60, 70,000 people. So it’s hard to say at this time, Mike, whether there will be a gravitation towards more urban locations versus rural, and we have placed those stores in a wide variety of different populations. Some of those are on interstate locations. Some of those are in more resort style areas. Trying to get a better sense of where this will work and where it’s most efficient, then once we have our arms around that we’ll certainly start drilling down into that and accelerate in that activity — assuming, again, it meets the return on invested capital that we’re looking to see.

Mike Smith - Kansas City Capital - Analyst

I want to make sure I understand this right. Are you opening 17 new stores? New constructed stores this year?

William Walljasper - Casey’s General Stores - CFO & SVP

In total, at the end of the fiscal year, we’ll have roughly about 17 new store constructions open.

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Mar. 10. 2009 / 10:30AM ET, CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

Mike Smith - Kansas City Capital - Analyst

And you have acquired seven.

William Walljasper - Casey’s General Stores - CFO & SVP

Yes, year to date, correct.

Mike Smith - Kansas City Capital - Analyst

I guess it’s fair to project that you will fall short of your square footage desires this year.

William Walljasper - Casey’s General Stores - CFO & SVP

Unless one of those acquisitions that I kind of peripherally touched on earlier comes to fruition very quick, that would be correct.

Mike Smith - Kansas City Capital - Analyst

Okay, thank you.

William Walljasper - Casey’s General Stores - CFO & SVP

You bet.

Operator

And the next question comes from the line of Ben Brownlow with Morgan Keegan. Please proceed.

Ben Brownlow - Morgan Keegan - Analyst

Good morning. I’ll add my congratulations to a great quarter as well. Can you talk a little bit about what you are seeing chain-wide and the differences between the smaller and the larger markets — say less than 5,000 people and greater than 12,000 people kind of markets?

William Walljasper - Casey’s General Stores - CFO & SVP

When you say changes, just overall changes or a specific area, Ben?

Ben Brownlow - Morgan Keegan - Analyst

Well, I guess the overall performance — not as much the changes, but just the performance and the differences you are seeing there in the markets.

William Walljasper - Casey’s General Stores - CFO & SVP

You know, actually, when you look at some of the smaller communities that we operate in relationship to some of the larger populated areas, there’s not necessarily — it’s not like an 80/20 rule per se that is driving the bus. We see some very strong movement in both sides of that, so I don’t think I can honestly say that there is a stronger performance of our higher populated stores than the lower populated. We’ve gone through this exercise just very recently and did not see a correlation by population. We’re very cognizant of traffic patterns when we construct a store or buy a store. We’re very cognizant of census data, competition. What we’re trying to accomplish is setting that store up to be as successful as possible.

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Mar. 10. 2009 / 10:30AM ET, CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

We certainly don’t want to build or acquire a store and we’re behind the 8 ball already because traffic patterns are going to pull that store back. So I’m very cognizant of that. So they’re all performing very well. Obviously, there are some strong performances in both categories and there are some weaker performances in both categories.

Ben Brownlow - Morgan Keegan - Analyst

Great. And what are you seeing in some of your other cost components? You were kind of touching costs in coffee and others; but what have you seen there, and have you thought about locking in other commodities, like coffee?

William Walljasper - Casey’s General Stores - CFO & SVP

We lock in coffee on a periodic basis. I don’t believe we’re currently in a forward buy of coffee. We were last fall. That’s probably — I mean, when you look at the commodities that would have an impact, within like, for instance, in the prepared food category, cheese certainly would be the big one for us. Coffee would fall second behind that. You may look at some meat in some cases, but that’s a smaller cost item in the overall. So right now, like I say, we’re not — we continue to look at it, but we’re not currently locked in on the price of coffee.

Ben Brownlow - Morgan Keegan - Analyst

Okay, great, thank you very much.

William Walljasper - Casey’s General Stores - CFO & SVP

Thanks, Ben.

Operator

(Operator Instructions). And the next question comes from the line of Anthony Lebiedzinski with Sidoti & Company. Please proceed.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Good morning. A couple questions here. Your new store design has also an expanded coffee program. Can you touch on how that’s doing? Any kind of color you can give, that would be helpful.

William Walljasper - Casey’s General Stores - CFO & SVP

Yes, I can give some anecdotal color for you, Anthony. You are exactly right, one of the changes in the new store design was an expanded prepared food area. Part of that expanded prepared food area included an expanded coffee bar. Most of our stores just have a couple of flavor profiles — that would be regular and decaf — but the new concept certainly has a wide variety of flavor profiles, multi-head cappuccino machines; iced coffee is a new product now that we have rolling out that seems to be gaining a little bit more popularity with our consumers. We also have expanded fountain machines and slushy machines in some of those stores, as well.

Specifically to your question with respect to the coffee bar, we had actually started that program prior to the new store design in some of the remodels where we expanded that particular area of the store, and we are seeing some very solid results; we’re very encouraged by that particular category. I don’t think we have necessarily enough data points out there to give any strong information. As we start heading into the next fiscal year, I think we will have some data points to maybe give you some numbers associated with some of those comments. But we’re very encouraged by what we’re seeing in the coffee area.

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Mar. 10. 2009 / 10:30AM ET, CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

Anthony Lebiedzinski - Sidoti & Company - Analyst

Okay. And as far as the cheese prices, when exactly did you lock in that price?

William Walljasper - Casey’s General Stores - CFO & SVP

Roughly about the first of February.

Anthony Lebiedzinski - Sidoti & Company - Analyst

First of February. Okay. And also, as far as the fleet expenses — diesel prices — I know you mentioned the numbers. And I don’t know if you actually said the exact dollar amount, how much was that lower in the quarter?

William Walljasper - Casey’s General Stores - CFO & SVP

For fuel expense? About 940,000.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Okay. And also —

William Walljasper - Casey’s General Stores - CFO & SVP

That was the decrease.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Right. Okay. And as far as the credit card utilization, how much was that this quarter versus year ago?

William Walljasper - Casey’s General Stores - CFO & SVP

You want to know the actual dollars or the downward movement?

Anthony Lebiedzinski - Sidoti & Company - Analyst

Well, both, if you have those.

William Walljasper - Casey’s General Stores - CFO & SVP

This year, it was roughly about $9 million in the third quarter compared to about 11.2 million roughly in the third quarter of last year. So about a $2.2 million decrease.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Okay. And as far as percentage of transactions, are people actually using credit cards less often now that the — actually gas prices have come down? Or I mean, what are you seeing there?

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Mar. 10. 2009 / 10:30AM ET, CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

William Walljasper - Casey’s General Stores - CFO & SVP

Yes, we are seeing a pull-back in credit card utilization. There’s no question. It’s probably a combination of several things, Anthony. One would be the lower retail prices, but also I think the credit crisis that the United States is in certainly is playing into that as well. I think people may have some challenges in that regard, paying more with cash, but certainly it’s coming down. When I look at it from a percentage on the revenue of that $850 million revenue number that we reported in the third quarter, about 46% of that revenue was done on credit cards. That’s down from 52% in the first quarter of this year. But probably more significantly was the actual transaction of the credit card. We are now slowing that down into a high single digit increase. We used to be tracking at about a 20 to 30% increase in transactions. So certainly that’s headed in the right direction for us; and given the lower fuel environment, assuming that can stay in the general area where it’s at now for the next several quarters, again, we should be in a very favorable comparison.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Okay. All right, well, thanks a lot.

William Walljasper - Casey’s General Stores - CFO & SVP

Thanks, Anthony.

Operator

And the next question comes from the line of Mike Smith with Kansas City Capital. Please proceed.

Mike Smith - Kansas City Capital - Analyst

I’m sorry, Bill, it’s just that I’m dense this morning; but are you going to open seven new constructed stores in the fourth quarter?

William Walljasper - Casey’s General Stores - CFO & SVP

We have 14 — or excuse me, we have seven year to date through the first nine. So we’re going to open 10 additional stores in the fourth quarter to bring the total to 17 by the end of the year.

Mike Smith - Kansas City Capital - Analyst

Got it. Thanks.

Operator

And there are no further questions. I would now like to return the conference back over to Mr. Bill Walljasper for final closing remarks.

William Walljasper - Casey’s General Stores - CFO & SVP

Thanks, Ann. As a reminder, same-store sales for February will be released March 16th. I’d like to thank everyone for joining us today, and have a great day.

Operator

Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the presentation, and you may now disconnect. Have a great day.

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FINAL TRANSCRIPT

Mar. 10. 2009 / 10:30AM ET, CASY - Q3 2009 Casey’s General Stores Earnings Conference Call

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